UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 26, 2026

Bristow Group Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-35701	72-1455213
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3151 Briarpark Drive, Suite 700, Houston, Texas	77042
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code     (713) 267-7600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	VTOL	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Senior Secured Notes Offering

On January 26, 2026, Bristow Group Inc. (the “Company”) and its subsidiaries Bristow Holdings U.S. Inc., Bristow Holdings America Inc., BHNA Holdings Inc., Bristow Helicopters Inc., Bristow U.S. Leasing LLC, Era Aeróleo LLC, Aeróleo Internacional, LLC, Bristow LLC, Era Leasing LLC, Bristow U.S. LLC, Bristow Cayman Ltd., BriLog Leasing Ltd., Bristow Equipment Leasing Ltd., Bristow Canadian Real Estate Company Inc., Bristow Canada Holdings Inc., Bristow Helicopters Limited and Bristow Aircraft Leasing Limited (collectively, the “Guarantors”) entered into an Indenture (the “Indenture”) with U.S. Bank Trust Company, National Association, as trustee (in such capacity, the “Trustee”) and as collateral agent, pursuant to which the Company issued $500,000,000 aggregate principal amount of its 6.750% Senior Secured Notes due 2033 (the “Notes”) in a private offering (the “Offering”) to eligible purchasers pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).

The Notes will initially be fully and unconditionally guaranteed, jointly and severally, on a senior secured basis by the Guarantors. The Notes will be secured by first-priority security interests on certain helicopters and related assets, together with substantially all of the other tangible and intangible personal property assets of the Company and the Guarantors (other than certain excluded assets) (the “Collateral”) as collateral security for their obligations under the Notes, subject to certain limited exceptions. Certain of the security interests will be granted in connection with the execution and delivery of the Indenture, while security interests anticipated to cover approximately 119 aircraft will be granted within the periods described in the Indenture.

The Notes will bear interest at a rate of 6.750% per year, payable semi-annually in arrears on February 1 and August 1 of each year, beginning August 1, 2026. The Notes will mature on February 1, 2033. The Company may redeem all or a portion of the Notes at any time on or after February 1, 2029 at the applicable redemption price in accordance with the terms of the Notes and the Indenture, plus accrued and unpaid interest and Additional Amounts (as defined in the Indenture), if any, to, but excluding, the redemption date. At any time prior to February 1, 2029, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the principal amount of Notes to be redeemed plus a “make-whole” premium, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date. In addition, on or prior to February 1, 2029, the Company may redeem up to 40% of the aggregate principal amount of the Notes at a redemption price equal to 106.750% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the redemption date, with an amount of cash not greater than the net cash proceeds of certain qualified equity offerings by the Company. Further, during each of the successive 12-month periods commencing on February 1, 2026 and ending on February 1, 2029, the Company may redeem up to 10% of the aggregate principal amount of the Notes at a redemption price equal to 103% of the principal amount of the Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date.

The Indenture contains customary covenants that restrict our ability and the ability of our restricted subsidiaries to, among other things, incur additional indebtedness, create liens and sell or otherwise dispose of the Collateral, including the pledged aircraft. The Indenture also contains customary events of default. If an event of default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare the unpaid principal of, and any premium and accrued and unpaid interest on, all the Notes then outstanding to be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization with respect to the Company, any Guarantor or any significant subsidiary, all of the principal of, and accrued and unpaid interest and Additional Amounts on, the Notes will automatically become due and payable. Upon the occurrence of a Change of Control Trigger Event (as defined in the Indenture), we will be required to make an offer to repurchase all or any part of each holder’s Notes at an offer price in cash equal to 101% of the aggregate principal amount, plus accrued and unpaid interest and Additional Amounts, if any, to, but excluding, the date of repurchase.

The foregoing description of the Indenture and the Notes does not purport to be complete and is qualified in its entirety by reference to the full text of the Indenture (including the form of the Notes), a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Amendment and Restatement of ABL Facility

On January 26, 2026, the Company entered into a Deed of Amendment and Restatement, Accession, Resignation and Confirmation, dated January 26, 2026 (the “ABL Amendment”), among the Company as parent and guarantor, Bristow Helicopters Limited and Bristow LLC as borrowers, guarantors and security obligors, Bristow Norway AS and Bristow U.S. LLC as resigning borrowers, Bristow Ireland Limited as acceding guarantor, and Barclays Bank PLC as agent and security agent. The ABL Amendment amended and restated that certain ABL Facilities Agreement, dated April 17, 2018 (as amended), relating to the Company’s asset-backed revolving credit facility (the “ABL Facility”). The ABL Amendment (i) extended the maturity date to January 26, 2031 (subject to certain springing maturity provisions), (ii) removed Bristow Norway AS and Bristow U.S. LLC as borrowers, guarantors and grantors of collateral, (iii) designated Bristow Ireland Limited as a guarantor and grantor of collateral, (iv) reduced the total commitments under the ABL Facility from $85 million to $70 million, consisting of a $65 million first-out tranche and a $5 million last-in/last-out tranche, (v) subject to certain terms and conditions set out therein, permitted an increase of the total commitments up to a maximum aggregate amount of $105 million, and (vi) revised the interest rate pricing by reducing the applicable margin under each tranche by 25 basis points and eliminating the 0.10% credit spread adjustment in respect of the first-out tranche introduced in connection with the 2022 transition from the London Interbank Offered Rate to the secured overnight financing rate. The revised pricing results in the applicable margin under the first-out tranche ranging from 1.25% to 1.75%, depending on the average quarterly availability, and the applicable margin under the last-in/last-out tranche being 3%.

The foregoing description of the ABL Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the ABL Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Item 7.01	Regulation FD Disclosure.

On January 26, 2026, the Company issued a press release announcing the closing of the Offering and the ABL Amendment. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The information furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, and shall not be incorporated by reference in any filing made by the Company under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The offer and sale of the Notes and the related subsidiary guarantees have not been and will not be registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities laws. This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to purchase the Notes or any other securities, nor shall there be any sale of the Notes or any other securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01	Other Events.

As previously announced, on January 13, 2026, in connection with the commencement of the Offering, the Company delivered notice of full redemption (the “Redemption Notice”) of the Company’s outstanding 6.875% Senior Secured Notes due 2028 with an aggregate principal amount of approximately $397 million outstanding as of September 30, 2025 (the “2028 Notes”) at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, March 1, 2026 (the “Redemption Date”). The Redemption Notice was conditioned only upon the consummation of a financing transaction that results in net cash proceeds in an amount at least sufficient to fund the satisfaction and discharge of the 2028 Notes. On January 26, 2026, in connection with the issuance of the Notes, the Company (i) irrevocably deposited (or caused to be deposited) a portion of the net proceeds from the Offering with the trustee under the indenture governing the 2028 Notes (the “2028 Notes Indenture”) in an amount sufficient to redeem the 2028 Notes in full on the Redemption Date and fund the payment of the principal, premium and interest to, but excluding, the Redemption Date and all other sums payable under the 2028 Notes Indenture with respect to the 2028 Notes and (ii) notified the trustee under the 2028 Notes Indenture that the condition under the Redemption Notice was satisfied. As a result (and at the time) of such deposit, the 2028 Notes Indenture was satisfied and discharged in accordance with its terms with respect to the 2028 Notes, and the liens securing the 2028 Notes were released.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of January 26, 2026, among Bristow Group Inc., the guarantors listed therein and U.S. Bank Trust Company, National Association, as trustee and as collateral agent (including the form of 6.750% Senior Secured Notes due 2033).

10.1*	Deed of Amendment and Restatement, Accession, Resignation and Confirmation, dated January 26, 2026, relating to an ABL Facilities Agreement, dated April 17, 2018, among Bristow Group Inc. as parent and guarantor, Bristow Helicopters Limited and Bristow LLC as borrowers, guarantors and security obligors, Bristow Norway AS and Bristow U.S. LLC as resigning borrowers, Bristow Ireland Limited as acceding guarantor, and Barclays Bank PLC as agent and security agent.

99.1	Press Release, dated January 26, 2026, announcing the closing of the Offering and the ABL Amendment.

104	Cover Page Interactive Data File – the cover page XBRL tags are embedded within the Inline XBRL document.

*

Certain schedules and similar attachments to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or attachment to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRISTOW GROUP INC.

Date: January 27, 2026	By:	/s/ Jennifer D. Whalen
Name: Jennifer D. Whalen
Title: Senior Vice President, Chief Financial Officer